As filed with the Securities and Exchange Commission on May 22, 2020 Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

Piper SANDLER Companies

(Exact name of registrant as specified in its charter)

Delaware	30-0168701
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

800 Nicollet Mall, Suite 900	55402
Minneapolis, Minnesota	(Zip Code)
(Address of Principal Executive Offices)

PIPER SANDLER COMPANIES AMENDED AND RESTATED

2003 ANNUAL AND LONG-TERM INCENTIVE PLAN

(as amended and restated May 15, 2020)

(Full title of the plan)

John W. Geelan

General Counsel and Secretary

Piper Sandler Companies

800 Nicollet Mall, Suite 900

Minneapolis, Minnesota 55402

(Name and address of agent for service)

(612) 303-6000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common stock, par value $0.01 per share	1,200,000	$51.45	$61,740,000	$8,013.86

(1)	This registration statement shall also cover any additional shares of common stock, par value $0.01 per share (the “Common Stock”), of the registrant which become issuable with respect to the shares of Common Stock registered hereunder for issuance under the Piper Sandler Companies Amended and Restated 2003 Annual and Long-Term Incentive Plan (as amended and restated May 15, 2020) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock.

(2)	Estimated solely for purposes of calculating the registration fee, pursuant to Rule 457(h) and Rule 457(c), based on the average of the high and low sale prices per share of Common Stock on May 15, 2020, as reported on the New York Stock Exchange.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed for the purpose of registering an additional 1,200,000 shares of common stock, par value $0.01 per share (the “Common Stock”), of Piper Sandler Companies, a Delaware corporation (the “Registrant”), to be issued pursuant to the Piper Sandler Companies Amended and Restated 2003 Annual and Long-Term Incentive Plan (as amended and restated May 15, 2020) (the “Plan”). In accordance with Section E. of the General Instructions to Form S-8, the contents of the following Registration Statements on Form S-8 relating to the Plan previously filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference: File No. 333-111665, File No. 333-122494, File No. 333-142699, File No. 333-150962, File No. 333-159360, File No. 333-205229 and File No. 333-228096.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

The following are filed as exhibits to this Registration Statement:

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

4.1	Amended and Restated Certificate of Incorporation	(1)

4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation	(2)

4.3	Amended and Restated Bylaws (as of January 3, 2020)	(3)

4.4	Form of Specimen Certificate for Piper Sandler Companies Common Stock	(4)

4.5	Piper Sandler Companies Amended and Restated 2003 Annual and Long-Term Incentive Plan (as amended and restated May 15, 2020)	Filed herewith

5.1	Opinion of Faegre Drinker Biddle & Reath LLP	Filed herewith

23.1	Consent of Ernst & Young LLP	Filed herewith

23.2	Consent of Faegre Drinker Biddle & Reath LLP	Included in Exhibit 5.1

24.1	Power of Attorney	Filed herewith

(1)	Filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2007, filed with the Commission on August 3, 2007, and incorporated herein by reference.

(2)	Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on January 6, 2020, and incorporated herein by reference.

(3)	Filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on January 6, 2020, and incorporated herein by reference.

(4)	Filed as Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Commission on February 26, 2018, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on May 22, 2020.

PIPER SANDLER COMPANIES
(Registrant)

By:	/s/ Chad R. Abraham
	Name:	Chad R. Abraham
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ Chad R. Abraham	Chairman and Chief Executive Officer	May 22, 2020
Chad R. Abraham	(Principal Executive Officer)

/s/ Timothy L. Carter	Chief Financial Officer	May 22, 2020
Timothy L. Carter	(Principal Financial Officer and Principal Accounting Officer)

*	Director	May 22, 2020
Jonathan J. Doyle

*	Director	May 22, 2020
William R. Fitzgerald

*	Director	May 22, 2020
Victoria M. Holt

*	Director	May 22, 2020
Addison L. Piper

*	Director	May 22, 2020
Debbra L. Schoneman

*	Director	May 22, 2020
Thomas S. Schreier, Jr.

*	Director	May 22, 2020
Sherry M. Smith

*	Director	May 22, 2020
Philip E. Soran

*	Director	May 22, 2020
Scott C. Taylor

*	John W. Geelan, by signing his name hereto, does sign this document on behalf of the above noted individuals, pursuant to the powers of attorney duly executed by such individuals which have been filed as an exhibit to this Registration Statement.

By:	/s/ John W. Geelan
	Name:	John W. Geelan
	Title:	Attorney-in-Fact